UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           December 6, 2005

Appalachian Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

829 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706) 276-8000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 6, 2005, Darren M. Cantlay, Executive Vice President and Chief Financial Officer of Appalachian Bancshares, Inc. (the “Company”) and Appalachian Community Bank, the Company’s wholly owned commercial bank subsidiary (the “Bank”), resigned from the Company and the Bank, effective immediately, to pursue other endeavors. The Company has commenced a search for qualified candidates to fill the position of Chief Financial Officer.

Joseph T. Moss Jr., the President and Chief Operating Officer of the Company and the Bank, will serve as the interim Principal Financial Officer of the Company and the Bank until such time that a successor to Mr. Cantlay is identified by the Company. Mr. Cantlay has advised that he would be willing to assist the Company, on an as needed basis, to facilitate the transition process.

Item 7.01    Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of a press release issued by the Company on December 8, 2005, announcing the resignation of Mr. Cantlay.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Tracy R. Newton
Tracy R. Newton Chief Executive Officer

Dated: December 8, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 8, 2005.